Morgan Stanley Dean Witter Strategist Fund
Item 77(o) 10f-3 Transactions
July 1, 2000 - December 31, 2000


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Alberta
Energy
09/12/00
$99.40
$2,500,000
0.110%
$300,000,000
0.830%
CS First
Boston
Barclays
Bank
09/13/00
$99.86
$4,000,000
0.170%
$1,250,000,000
0.320%
Barclays
Duke
Energy
08/10/00
$99.64
$5,000,000
0.200%
$300,000,000
1.670%
Merrill
Lynch
Koninkije
KPN
09/27/00
$99.75
$400,000
0.170%
$1,000,000,000
0.040%
UBS
Warburg
Telefonica
Europe
09/14/00
$99.96
$2,000,000
0.080%
$1,250,000,000
0.160%
JP
Morgan
British
Telecom
12/05/00
$99.34
$4,000,000
0.170%
$2,800,000,000
0.140%
Salomon
Smith
Barney
Continental
Air
11/14/00
$100.00
$5,000,000
0.200%
$380,340,000
0.130%
CS First
Boston
Energy East
11/08/00
$99.95
$2,500,000
0.100%
$200,000,000
1.250%
Goldman
Sachs
ING Cap
Funding
12/12/00
$100.00
$4,000,000
0.180%
$1,500,000,000
0.270%
Goldman
Sachs
Motorola
01/18/00
$99.70
$2,000,000
0.160%
$1,200,000,000
0.080%
Merrill
Lynch
UBS Funding
10/02/00
$100.00
$5,000,000
0.200%
$1,500,000,000
0.330%
UBS
Securities
Verizon
Global
12/07/00
$98.914
$2,000,000
0.090%
$1,000,000,000
0.200%
JP
Morgan
F:\legal\msdata\paraleg\10f-3\strategist